                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        __________________________
                                 FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        __________________________

                                HNET.NET, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

            Colorado                                    84-1064958
            --------                                    ----------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

                 645-345 Third Street, Niagara Falls, NY, 14303
                 ----------------------------------------------
                    (Address of principal executive offices)

                 The Amended 2001 Benefit Plan of HNET.NET, Inc.
                 -----------------------------------------------
                            (Full title of the plan)


        Anton Stephens, 645-345 Third Street, Niagara Falls, NY 14303
        -------------------------------------------------------------
          (Name, address, including zip code, of agent for service)

                 Telephone number for Issuer: (905) 475-3249

==========================================================================================================
Title of Securities to be     Amounts to       Proposed Maximum        Proposed Maximum      Amount of
Registered                    be               Offering Price Per      Aggregate Offering    Registration
                              Registered       Share(1)                Price                 Fee
----------------------------------------------------------------------------------------------------------
Common Stock, No par value     2,850,000             $0.27                 $769,500            $250.00
==========================================================================================================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of November 28, 2001 a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                    Page -1-

                  Amended 2001 Benefit Plan of HNET.NET, INC.


     The contents of the earlier Form S-8 registration statement filed by this registrant on November 29, 2001, under SEC file number 333-74110, are hereby incorporated by reference, excepting only the following modifications:

     The Amended 2001 Benefit Plan of HNET.NET, INC. is hereby amended to include a total of Three Million (3,000,000) post-reverse-split shares of the Company's common stock. A 20:1 reverse split of the Company's common stock was effective at the beginning of business on November 30, 2001, and no shares of stock were issued under the Company's 11-29-01 Form S-8 registration statement; nevertheless, to remove any ambiguity, this amended registration statement is hereby filed to register a total of Three Million (3,000,000) post-reverse-split shares of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 30, 2001.

                                    HNET.NET, Inc.

                                    By:   /S/ ANTON STEPHENS
                                      ________________________________________
                                      Anton Stephens, Chairman, CEO, Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anton Stephens with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                          Date
---------                    -----                          ----

 /S/ ANTON STEPHENS
________________________     Chairman, CEO, Director        November 30, 2001
Anton Stephens

 /S/ NORMAN SIMILAS
________________________     Director                       November 30, 2001
Norman Similas

 /S/ CHRISTINE STEPHENS
________________________     Director                       November 30, 2001
Christine Stephens

                                    Page -2-

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              ________________


                                  EXHIBITS

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933

                              ________________


                               HNET.NET, Inc.
                          (a Colorado corporation)


                          ________________________







                                    Page -3-

INDEX TO EXHIBITS
-----------------


                                                                        Page
Exhibits  SEC Ref. No.        Description of Exhibit
--------  ------------        ----------------------

    A            4           Amended 2001 Stock Benefit Plan of the
                             Company                                      5

    B            5, 23(b)    Opinion and consent of Counsel with
                             respect to the legality of the issuance
                             of securities being issued                   9

    C            23(a)       Consent of Accountant                       12







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